Exhibit 23(b) Consent of Attorneys


Christopher S. Petito                                 202-965-8152


                                                     April 25, 2002


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 4 to the Registration Statement No. 333-59765 of Lincoln Benefit Life Variable Annuity Account on Form S-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Jorden Burt LLP

                                                /s/ Christopher S. Petito
                                            By:---------------------------
                                                   Christopher S. Petito